UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)    February 4, 2004

Vitesse Semiconductor Corporation

(Exact name of registrant as specified in its chapter)

Delaware	0-19654	77-0138960
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

741 Calle Plano, Camarillo, California		93012
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (805) 388-3700

Not Applicable

(Former name or former address, if changed since last report)

ITEM 5: OTHER EVENTS

     On February 4, 2004, Vitesse Semiconductor Corporation announced that it had completed the acquisition of Cicada Semiconductor Corporation for approximately $65.5 million in cash.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

     99.1  Press Release, dated February 4, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2004
VITESSE SEMICONDUCTOR CORPORATION

By:	/s/ Eugene F. Hovanec

Eugene F. Hovanec
Chief Financial Officer